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                                                                   EXHIBIT 10.48

                            NETWORKS ASSOCIATES, INC.
                         ART MATIN EMPLOYMENT AGREEMENT

            This Agreement is made by and between Networks Associates (the "Company"), and Arthur R Matin ("Executive") as of October 30, 2001.

            1. Duties and Scope of Employment.

                  (a) Positions; Employment Commencement Date; Duties. Executive's employment with the Company pursuant to this Agreement shall commence upon a date mutually agreed upon by the parties hereto that is prior to October 30, 2001 (the "Employment Commencement Date"). As of the Employment Commencement Date, the Company shall employ the Executive as President of McAfee for the Company reporting to the President of the Company (the "President"). The period of Executive's employment hereunder is referred to herein as the "Employment Term." During the Employment Term, Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the President.

                  (b) Obligations. During the Employment Term, Executive shall devote his full business efforts and time to the Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof upon which Executive currently serves. Executive may serve on a Board of Directors as long as such activity is non-competitive with the business of the Company and Executive receives prior approval from the CEO.

            2. Employee Benefits. During the Employment Term, Executive shall be eligible to participate in the employee and fringe benefit plans and Paid Time Off (PTO) plan maintained by the Company that are applicable to other senior management to the full extent provided for under those plans.

            3. At-Will Employment. Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment. Subject to the Company's obligation to provide severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.

            4. Compensation.

                  (a) Base Salary. While employed by the Company, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of four hundred thousand dollars ($400,000). The Company will review Executive's base salary at least once each calendar year starting in January 2002 and, if it deems it appropriate, increase the base

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salary. Executive's annualized base salary, as adjusted upward as provided herein, will be referred to as his "Base Salary." Such Base Salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding.

                  (b) Bonuses. Executive shall be eligible to participate in the executive quarterly incentive bonus program, with milestones based in part on Company performance and in part on Executive's individual performance. At 100% performance Executive's annual target incentive is $250,000 (the "Target Bonus"). Target Bonus is guaranteed for the first year of employment. ). The Company will review Executive's target incentive at least once each calendar year starting in January 2002 and, if it deems it appropriate, increase the target incentive.

                  (c) Sign-On Bonus. The Company will pay to Executive five hundred thousand dollars ($500,000) within thirty days the Employment Commencement Date.

                  (d) Stock Option. As soon as practicable following the Employment Commencement Date, Executive shall be granted a stock option (the "Stock Option") to purchase a total of five hundred thousand (500,000) shares of Company common stock with a per share exercise price equal to the fair market value of the shares on the date of grant. The Stock Option shall be for a term of ten (10) years (or shorter upon termination of employment relationship with the Company) and, subject to accelerated vesting as set forth elsewhere herein, shall vest as follows: twenty-five percent (25%) of the shares subject to the Stock Option shall vest twelve (12) months after the Employment Commencement Date and one forty-eighth (1/48th) of the shares subject to the Option shall vest each month thereafter at the end of the month, so as to be one hundred percent (100%) vested on the four (4) year anniversary of the Employment Commencement Date, conditioned upon Executive's continued employment with the Company as of each vesting date. The Stock Option may be exercised prior to vesting by means of Executive entering into a full-recourse promissory note with the Company bearing a fair market interest rate specific to Executive (the "Note"), subject to Executive entering into a standard form of restricted stock purchase agreement with the Company. Except as specified otherwise herein, this option grant is in all respects subject to the terms, definitions and provisions of the Company's 1997 Incentive Plan, as amended (the "Stock Plan") and the standard form of stock option agreement thereunder (the "Option Agreement"), which documents are incorporated herein by reference.

                  (e) Restricted Stock. As soon as practicable following the Employment Commencement Date, Executive shall purchase one hundred thousand (100,000) shares of the Company's Common Stock (the "Restricted Stock"), subject to the 1997 Statutory Stock Option Plan, at a price of $0.01 per share, which is equal to the par value of the stock. The stock shall be 100% vested on the purchase date. As a condition to this purchase, Executive shall pay the Company sufficient amounts to satisfy related tax-withholding requirements.

                  If Executive so requests, the Company will loan to Executive such amounts as are necessary to pay all taxes due upon the purchase of the Restricted Stock. The loan will be made subject to Executive executing a full recourse promissory note and will be at the lowest interest rate permissible to avoid imputed income and will be secured by those shares


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of stock equal to the amount of the particular loan. The loans will be due two years after the date of the loans.

                  (f) Severance.

                     1. Termination For Any Reason. Notwithstanding Executive's entitlement to severance benefits under certain circumstances discussed below in this Section 7(f), upon the termination of Executive's employment for any reason, the Company shall pay Executive all Base Salary, bonus, and accrued but unpaid vacation earned through the date of termination, reimburse Executive for all necessary and reasonable expenses in accordance with
   Section 4 and for any other expenses pursuant to this Agreement for which reimbursement is still due, and continue Executive's benefits under the Company's then-existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law.

                  2. Upon Termination Other Than for Cause or Resignation for Good Reason Prior to Change of Control. If, prior to a Change of Control, Executive resigns his employment with the Company for Good Reason or Executive's employment is terminated by the Company other than for (x) Cause,
   (y) Executive's death, or (z) Executive's Total Disability, then, subject to Executive executing, and not revoking, the Mutual Release of Claims attached hereto as Exhibit A with the Company and not materially breaching the provisions of Section 15 hereof, (1) Executive's Stock Option, as well as any other stock options that he is granted by the Company, shall have their vesting accelerated to receive an additional twelve (12) months of vesting,
   (2) Executive shall receive 12 monthly payments, each equal to 1/12 of the sum of the Executive's Base Salary plus his Target Bonus, less applicable withholding, and otherwise in accordance with the Company's standard payroll practices, (3) the Company shall pay the group health, dental and vision plan continuation coverage premiums for Executive and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") through the lesser of (x) twelve (12) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer; and (4) the Company shall provide Executive with all other Company welfare plan and fringe benefits, and continued life insurance, in which Executive participated prior to his termination through the lesser of (x) twelve (12) months from the date of Executive's termination of employment, or
   (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer, and if Executive is ineligible to continue participating in one or more of such benefit plans or programs of the Company, the Company shall provide Executive with such benefits on an equivalent basis, including a full Tax Gross-Up to Executive (which, after deduction of all applicable taxes, will leave a net amount equal to the tax payments due) to the extent such benefits constitute taxable income to the Executive but were provided to Executive on a non-taxable basis while Executive was employed by the Company.

                     3. Upon Termination Other Than for Cause or Resignation for Good Reason On or At Any Time Following Change of Control. If, on or at any time following a Change of Control, Executive resigns his employment with the Company for Good Reason, or Executive's employment with the Company is terminated by the Company other than for (x) Cause, (y) Executive's death, or
   (z) Executive's Total Disability, then, subject to


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   Executive executing, and not revoking, the Mutual Release of Claims attached hereto as Exhibit A with the Company and not materially breaching the provisions of Section 15 hereof, the Company shall provide Executive with all of the severance benefits listed in Section 7(f)(ii), except that all of the remaining unvested shares subject to Executive's Stock Option immediately shall have their vesting accelerated in full, and if applicable the Company's right to repurchase all of the same such shares immediately shall lapse.

                     4. Upon Termination Due to Death. In the event that Executive's employment terminates due to his death, then an additional amount of shares equal to fifty percent (50%) of the unvested shares subject to Executive's Stock Option immediately shall have their vesting accelerated.

                     5. Resignation Other Than For Good Reason or Termination for Cause. Except as otherwise specified in herein, in the event Executive terminates his employment other than for Good Reason or Executive's employment is terminated by the Company for Cause or due to Executive's Total Disability, then all vesting any other equity compensation shall terminate immediately and all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned, as specified in Section 7(f)(i) above).

                     6. Definitions.

                     Termination for Cause. For the purposes of this Agreement, a termination of Executive's employment for "Cause" means a termination of Executive's employment by the Company based upon a good faith determination by the President that one or more of the following has occurred: a) Executive's commission of a material act of fraud with respect to the Company in connection with Executive carrying out his responsibilities as an employee, b) Executive's conviction of, or plea of nolo contendere to, a felony, c) Executive's gross misconduct in connection with the performance of his duties hereunder, or d) Executive's material breach of his obligations under this Agreement; provided, however, that with respect to clauses c) and d), the Company must first give Executive a written notice and explanation specifying the basis for the President's determination of the existence of "Cause" for termination and then provide Executive with at least thirty (30) days after delivery of such written notice and explanation to cure the alleged basis for the President's determination. A termination of Executive's employment by the Company for any other reason or under any other circumstances, except Executive's death or Total Disability, will be a termination other than for Cause.

                     Change of Control. For the purposes of this Agreement, "Change of Control" is defined as: Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either i) are directors of the Company as of the date hereof, or
ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company


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outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or The consummation of the sale by the Company of all or substantially all of the Company's assets.

                     Resignation for Good Reason. For the purposes of this Agreement, a resignation for "Good Reason" means the resignation by Executive of his employment within ninety (90) days of the occurrence of any one or more the following events without Executive's written consent, which consent may be withheld in Executive's sole discretion: a) a reduction by the Company or a successor in Executive's Base Salary and/or Target Bonus, b) a material reduction by the Company or a successor in Executive's benefits, c) a reduction by the Company or a successor in Executive's title and/or a material reduction in Executive's authority and/or duties, d) a change in Executive's reporting relationship such that he no longer reports directly to the President or CEO of the Company's successor; e) the requirement that Executive relocate more than thirty-five (35) miles from his then-current office location.

                     Total Disability. For the purposes of this Agreement, "Total Disability" shall mean Executive's mental or physical impairment which prevents Executive from performing the responsibilities and duties of his position for 180 consecutive days or six (6) months in the aggregate during any twelve (12) month period. Any question as to the existence or extent of Executive's mental or physical impairment upon which Executive and the Company cannot agree shall be resolved by a qualified independent physician who is an acknowledged expert in the area of the mental or physical impairment, selected in good faith by the Board and approved by Executive, which approval shall not unreasonably be withheld. Upon the existence and required duration of such Total Disability, the Company may then terminate Executive's employment for such reason by giving Executive written notice of termination for such reason.

                     7. Assignment. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, beneficiaries, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

                     8. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if (i) delivered personally or by facsimile, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:


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      If to the Company: Networks Associates
                         13465 Midway Road
                         Dallas, TX  75244
                         Attn: General Counsel

      If to Executive:   Art Matin
                         at the last residential address known by the Company.

                     9. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

                     10. Proprietary Information Agreement. Executive agrees to enter into the Company's standard Employee Inventions and Proprietary Rights Assignment Agreement (the "Proprietary Information Agreement") upon commencing employment hereunder, as modified so as not to conflict with the provisions of this Agreement.

                     11. Indemnification Agreement. Executive will be offered an Indemnification Agreement in the form attached as Exhibit B.

                     12. Entire Agreement. This Agreement, the Stock Plan, the Option Agreement, the Restricted Stock Purchase Agreement, the Indemnification Agreement, the employee benefit plans referred to in Section 2 and the Proprietary Information Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

                     13. Non-Binding Mediation, Arbitration and Equitable
Relief.

                     (a) The parties agree to make a good faith attempt to resolve any dispute or claim arising out of or related to this Agreement through negotiation.

                     (b) In the event that any dispute or claim arising out of or related to this Agreement is not settled by the parties hereto, the parties will attempt in good faith to resolve such dispute or claim by non-binding mediation in Santa Clara County, California to be conducted by one mediator belonging to the American Arbitration Association. The mediation shall be held within thirty (30) days of the request therefor. The costs of the mediation shall be borne equally by the parties to the mediation.

                     (c) Executive and the Company agree that, to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof which has not been resolved by negotiation or mediation as set forth in Section 13(a) and 13(b) shall be finally settled by binding arbitration to be held in Santa Clara County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be confidential, final, conclusive and binding on the parties to the arbitration. Judgment may be entered under a


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protective order on the arbitrator's decision in any court having jurisdiction.
The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive and the Company hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants. The Company shall pay the costs of the arbitration filing and hearing fees and the cost of the arbitrator, and other expense or cost that is unique to arbitration.

                     (d) Executive understands that nothing in Section 13 modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

      EXECUTIVE HAS READ AND UNDERSTANDS SECTION 13, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS: ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

                     14. Advisor & Legal Fee Reimbursement. The Company agrees to directly pay Executive's reasonable advisor and legal fees associated with entering into this Agreement up to $5,000 upon receiving invoices for such services.

                     15. Covenants Not to Compete and Not to Solicit.

                     (a) Covenant Not to Compete. In consideration for the benefits Executive is to receive herein under Section 4(f) Executive agrees that, until the end of the twelve month period following the date of his termination of employment with the Company for


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any reason or no reason, Executive will not directly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any of the following companies: Axent, Agilent, Checkpoint, Concord, Entrust, ISS, Symantec, Remedy, Heat, Security Dynamics, NetScout, Trend Micro, Tivoli, Wandel and Goltermann, Intrusion, RSA, Secure Computing and Computer Associates. Ownership of less than 3% of the outstanding voting stock of any of the aforementioned companies will not constitute a violation of this provision.

                     (b) Covenant Not to Solicit. In consideration for the benefits Executive is to receive herein Executive agrees that he will not, at any time during the twelve month period following his termination date, directly or indirectly solicit any individuals to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees. Representations. The parties intend that the covenants contained in Section 13(a) and (b) shall be construed as a series of separate covenants, one for each county, city and state (or analogous entity) and country of the world. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants, or any part thereof, then such unenforceable covenant, or such part thereof, shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants, or portions thereof, to be enforced.

                     16. Reformation. In the event that the provisions of this
Section 13 should ever be deemed to exceed the time or geographic limitations, or scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

                     17. Reasonableness of Covenants. Employee represents that he (i) is familiar with the covenant not to compete and the covenant not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

                     18. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the CEO.

                     19. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

                     20. Governing Law. This Agreement shall be governed by the laws of the State of California without reference to rules relating to conflict of law.

                     21. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.


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            IN WITNESS WHEREOF, the undersigned have executed this Agreement:

NETWORKS ASSOCIATES, INC.

By:   /s/ Kent H. Roberts
      --------------------------------------------
      Kent H. Roberts
      Executive Vice President and General Counsel

EXECUTIVE

      /s/ Art Matin
      --------------------------------------------
      Art Matin


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